Exhibit 5.1

767 Fifth Avenue

New York, NY 10153-0119

+1 212 310 8000 tel

+1 212 310 8007 fax

March 1, 2022

Dun & Bradstreet Holdings, Inc.

5335 Gate Parkway

Jacksonville, Florida 32256

Ladies and Gentlemen:

We have acted as counsel to Dun & Bradstreet Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3 filed on the date hereof (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to, in each case as described in the Registration Statement, registering the (i) issuance, offering and sale by the Company from time to time of an indeterminate number of shares of the Common Stock, par value $0.0001 per share (the “Common Stock”) of the Company (the “Company Shares”) and (ii) the offer and sale by the selling stockholders to be identified in one or more prospectus supplements, from time to time, of an indeterminate number of shares of Common Stock (the “Selling Stockholder Shares” and, collectively with the Company Shares, the “Shares”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Certificate of Incorporation of the Company incorporated by reference as Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed February 24, 2022; (ii) the Amended and Restated Bylaws of the Company incorporated by reference as Exhibit 3.2 to the Company’s Annual Report on Form 10-K, filed February 24, 2022; (iii) the Registration Statement; (iv) the prospectus contained within the Registration Statement; and (v) such corporate agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

March 1, 2022 Page 2

We have also assumed with respect to the Company Shares that: (i) the issuance (including the execution, delivery and performance thereof) and the terms of the Common Stock and the terms of any offering and sale of Company Shares have been duly authorized by the Company; (ii) the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) will have become, and remain, effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Common Stock is offered or issued, as contemplated by the Registration Statement; (iii) the Company has timely filed all necessary reports pursuant to the Securities and Exchange Act of 1934, which are incorporated into the Registration Statement by reference; (iv) a prospectus supplement will have been prepared and filed with the Commission describing the Common Stock offered thereby and will at all relevant times comply with all applicable laws; (v) all shares of Common Stock will be issued, offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (vi) the Company has received the consideration therefore specified in any applicable definitive underwriting or similar agreement and that the consideration for such Company Shares is at least equal to the par value of such shares of Common Stock; (vii) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Company Shares will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto; and (viii) any Common Stock issuable upon conversion, exercise or exchange of any Common Stock being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that (i) the Company Shares, when issued and sold as contemplated by the Registration Statement, will be, validly issued, fully paid and non-assessable and (ii) the Selling Stockholder Shares are validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP